EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into the Company's previously filed Registration Statement on Form S-8 File No. 33-62029.

/S/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

Salt Lake City, Utah
June 24, 1998